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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

        (1)   Form S-3 No. 333-119785, of Rigel Pharmaceuticals, Inc.

        (2)   Form S-3 No. 333-112746, of Rigel Pharmaceuticals, Inc.

        (3)   Form S-3 No. 333-111777, of Rigel Pharmaceuticals, Inc.

        (4)   Form S-3 No. 333-106942, of Rigel Pharmaceuticals, Inc.

        (5)   Form S-3 No. 333-74906, of Rigel Pharmaceuticals, Inc.

        (6)   Form S-3 No. 333-87276 of Rigel Pharmaceuticals, Inc.

        (7)   Form S-8 No. 333-111782, pertaining to the 2000 Equity Incentive Plan of Rigel Pharmaceuticals, Inc.

        (8)   Form S-8 No. 333-107062, pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals, Inc.

        (9)   Form S-8 No. 333-106532, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors' Stock Option Plan of Pharmaceuticals, Inc.

        (10) Form S-8 No. 333-51184 pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors' Stock Option Plan of Rigel Pharmaceuticals, Inc.

        (11) Form S-8 No. 333-72492, pertaining to the 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc.;

of our reports dated March 10, 2005 with respect to the financial statements of Rigel Pharmaceuticals, Inc, Rigel Pharmaceuticals, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Rigel Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/  ERNST & YOUNG LLP

Palo Alto, California
March 10, 2005

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM